Exhibit 99.1

MICT Announces $54 Million Registered Direct Offering Priced At-The-Market Under Nasdaq Rules

MONTVALE, N.J., March 3, 2021 /Globe Newswire/ -- MICT, Inc. (Nasdaq: MICT) (the "Company"), today announced it has entered into securities purchase agreements with institutional investors for the purchase and sale of (i) 19,285,715 shares of common stock and (ii) 19,285,715 warrants to purchase 19,285,715 shares of common stock at a combined purchase price of $2.80. The gross proceeds to MICT from this offering are expected to be approximately $54 million before deducting placement agent fees and other estimated offering expenses. The warrants will be exercisable immediately, have an exercise price of $2.80 per share and will expire five years from the date of issuance. The offering is expected to close on or about March 4, 2021, subject to customary closing conditions.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-248602) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) that was declared effective by the SEC on September 14, 2020, and an additional registration statement on Form S-3 (File No. 333-253779 ) filed on March 2, 2021 pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which became effective automatically upon filing. A prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022 or via telephone at 212-624-2060 or email: prospectus@allianceg.com. Before investing in this offering, interested parties should read, in their entirety, the prospectus supplement and the accompanying prospectus and the other documents that MICT, Inc. has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about MICT, Inc. and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About MICT

MICT, Inc. (Nasdaq: MICT) operates through its subsidiaries, GFH Intermediate Holdings Ltd. (“GFHI”) and Micronet Ltd. (“Micronet”). GFHI’s versatile proprietary trading technology platform is designed to serve a large number of high growth sectors in the global fintech space. Primary areas of focus include online brokerage for equities trading and wealth management services and sales of insurance products in several high-growth foreign markets, including Asia, where GFHI owns a substantial database of users. Micronet operates in the growing telematics and commercial Mobile Resource Management market, mainly in the United States and Europe. Micronet designs, develops, manufactures, and sells mobile computing solutions that provide fleet operators and field workforces with computing solutions in challenging work environments.

Forward-looking Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and Private Securities Litigation Reform Act, as amended, including those relating to the timing and completion of the proposed offering and other statement that are predictive in nature. Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those set forth in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Reports Form 10-Q, and its Current Reports on Form 8-K, as well as the risks identified in the shelf registration statement and the prospectus supplement relating to the offering. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

info@mict-inc.com

(201) 225-0190